UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

PURSUANT  TO SECTION 13 OR 15(D) OF THE SECURITIES  EXCHANGE
ACT OF 1934


Date  of  Report (Date of earliest event reported)  February 20, 1998


SYSTEMS COMMUNICATIONS, INC.
----------------------------------------------------------------------
(Exact name of Registrant as specified in its charter)


FLORIDA                             000-26668            65-0036344
----------------------------------------------------------------------
(State or other jurisdiction        (Commission      (I.R.S Employer
of incorporation or organization)    file Number)   Identification No.)


4707 140th Avenue North, Suite 107, Clearwater, Florida   33762
----------------------------------------------------------------------
(Address of principal executive offices)                (ZIP Code)


Registrant's telephone number, including area code
(813)530-4800

                         SYSTEMS COMMUNICATIONS, INC.


Item 4. Changes in Registrant's Certifying Accountant

Effective February 20, 1998, Ernst & Young LLP resigned as independent auditor of the Registrant. The reports of Ernst & Young LLP on the Registrant's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Ernst & Young LLP included an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

In connection with the audits of the Registrant's consolidated financial statements for each of the two years ended December 31, 1996, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

Ernst & Young LLP has furnished a letter addressed to the Commission stating that it agrees with the statements contained herein. A copy of that letter, dated February 25, 1998, is filed herewith.

The decision to cease the registrant-auditor relationship between Registrant and Ernst & Young LLP was not recommended or approved by the Registrant's Board of Directors.

As of this date, the Registrant has not appointed a new independent accountant to audit the Registrant's financial statements for the year ended December 31, 1997.

Item 7. Financial Statements and Exhibits

(c)Exhibits

(16)1.    Letter Re: Change in certifying accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYSTEMS COMMUNICATIONS, INC.           Date:  November 25, 1998


By   /s/ James T. Kowalczyk
-------------------------------------
      James T. Kowalczyk
      President, Principal Executive Officer
      and Director

By   /s/ Edwin B. Salmon, Jr.
-------------------------------------
      Edwin B. Salmon, Jr
     Principal Accounting Officer and Director

INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBITS
--------     -----------------------
(16)1.       Letter Re: Change in certifying accountants